UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------


                                   FORM 8 - K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) December 5, 2000


                             -----------------------


                         CHADMOORE WIRELESS GROUP, INC.
             (Exact name of registrant as specified in its charter)



           Colorado                   0-20999                 84-1058165
---------------------------- ------------------------ --------------------------
(State or other jurisdiction (Commission File Number) (IRS Employer
      of incorporation)                                      Identification No.)




                          2875 E. PATRICK LANE, SUITE G
                             LAS VEGAS, NEVADA 89120
               (Address of principal executive offices) (Zip Code)


                                 (702) 740-5633
              (Registrant's telephone number, including area code)



                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         FORM 10-QSB REPORT FOR THIRD QUARTER

         On October 18, 2002, Chadmoore Wireless Group, Inc., a dissolved Colorado corporation - 2002 ("Chadmoore"), engaged McGladrey & Pullen, LLP ("McGladrey") as its independent auditors for its current fiscal year ending December 31, 2002. Management has determined that its financial statements should be presented on a liquidation basis. Chadmoore has not yet filed a Form 10-QSB Report for the quarter ended September 30, 2002. The delay in filing is due to the time required for Chadmoore to present its financial statements on a liquidation basis and for McGladrey to complete the review of the financial statements required by Regulation S-X. Chadmoore expects that the Form 10-QSB Report will be filed in the mid-January 2003 timeframe.

         EMERGENCY RADIO SERVICES SETTLEMENT

         In October, 2001, Chadmoore received a demand for arbitration from Emergency Radio Services, Inc. ("ERS") with respect to a breach of contract claim. In its demand for arbitration, ERS argued that an agreement executed between ERS and Chadmoore in 1997 entitled it to numerous radio channels in Fort Wayne, Indiana. Based upon the scope of ERS' demand, Chadmoore previously reserved $5.65 million for this matter. However, this matter has recently been settled. In the settlement, ERS released Chadmoore fully from any and all claims in exchange for Chadmoore's transfer to ERS of five remaining channels in the Fort Wayne, Indiana market and a cash payment of $375,000. As the amount paid in the settlement is less than the amount previously reserved for this matter, management intends to make a distribution of cash to Chadmoore shareholders from the balance of the amount previously reserved (the "ERS Reserve") in connection with this matter in the near future. Chadmoore is currently evaluating whether any of the ERS reserve should be reserved in connection with the Ashcroft ITV, Inc. and Electronic Maintenance Company, ("EMCO") matters described below. Once this evaluation is complete, Chadmoore will announce the amount of the next distribution.

         THIRD MOBILE SUIT

         A complaint was filed by Third Mobile Limited, a Texas Limited Liability Company and shareholder of Chadmoore, naming Chadmoore as defendant on December 13, 2001 in the United States District Court for the District of Nevada. The complaint was served on Chadmoore on January 31, 2002. The complaint seeks monetary damages relating to certain oral misrepresentations Robert Moore or other Chadmoore representatives allegedly made to Third Mobile around January, 1995 that induced Third Mobile to invest $700,000 in Chadmoore Communications, Inc. Chadmoore believes the complaint is without substantive merit and is also likely barred by the applicable statute of limitations since it relates to events, which took place seven years ago in January and February of 1995. Chadmoore has filed its first response in this matter with the District Court. Moreover, initial discovery has commenced in this matter and on May 14, 2002, Chadmoore caused outside counsel to file a motion to dismiss Third Mobile's complaint. At this time, the motion remains pending before the court. In the interim, and based on Third Mobile's attempts to initiate extended discovery proceedings, Chadmoore has indicated its unwillingness to consent to a further extension of the court ordered discovery period. Moreover, Chadmoore has informed Third Mobile's counsel of its decision along with its affirmation to Third Mobile's counsel that should this matter proceed to District Court for trial, Chadmoore will seek sanctions against Third Mobile for filing what the Company believes is a frivolous complaint. Further, Chadmoore's communication noted it will request that the Court order Third Mobile to pay the Company's legal expenses in connection with this matter. Management cannot forecast the final outcome of this matter, nor can it currently provide a timetable for when it believes the matter will be concluded. Nevertheless, based on management's review of the complaint, conferences with outside counsel, and recent discovery proceedings, Chadmoore believes it is not probable that a substantial adverse impact on Chadmoore will result from this matter. Pending the outcome of this proceedings, and based on written demands from Third Mobile, Chadmoore continues to reserve $3.75 million in cash in connection with this matter.

         ASHCROFT ITV, INC. CLAIM

         In late September, 2002, Chadmoore received a letter from Ashcroft ITV, Inc. ("Ashcroft") seeking settlement of purported claims related to licenses which Ashcroft contends were transferred to Chadmoore. Ashcroft's letter requested a payment of 4,162,000, apparently for purported mismanagement, breach of contract, and breach of fiduciary duty in connection with the licenses. Chadmoore has reviewed its files and Chadmoore management has analyzed the matter at considerable length, and consulted with outside counsel. Chadmoore believes that Ashcroft's claims are invalid, and that even if the claims were valid, Chadmoore has a reasonable argument that it should be liable to Ashcroft for no more than approximately $25,000 in license payments. Chadmoore further believes it has claims against Ashcroft for interim management fees of approximately $89,000 earned while Chadmoore managed and operated Ashcroft's licensed facilities in order to keep them in compliance with FCC requirements. Chadmoore is attempting to resolve the matter with Ashcroft, but to date has not met with success. Chadmoore cannot forecast the ultimate outcome of this matter, or provide a timetable for anticipated resolution.

         ELECTRONIC MAINTENANCE COMPANY SUIT

         On December 4, 2002, Electronic Maintenance Company, Inc. ("EMCO"), a Louisiana Corporation, filed a complaint naming Chadmoore as defendant, in the 19th Judicial District Court of the Parish of East Baton Rouge of the State of Louisiana. The complaint was served on Chadmoore's agent of service on December 9, 2002 and was presented to Chadmoore on December 11, 2002. The complaint seeks monetary damages relating to Chadmoore's role as a majority partner in PTT Baton Rouge, LLP, an entity in which EMCO had a minority interest. The complaint asks the court to provide monetary relief in an unspecified amount to EMCO, due to what EMCO alleges is action taken by Chadmoore in breach of its obligations imposed by the Chadmoore and EMCO partnership agreement. Chadmoore believes the complaint is of limited substantive merit and is also barred from being heard in state court in Louisiana due to controlling language in the Chadmoore/EMCO partnership documentation which requires any disputes between the parties to be resolved through arbitration to be held in Las Vegas, Nevada. Chadmoore has retained the services of Louisiana counsel and intends to file a timely response in this matter on or before December 24, 2002. Management cannot predict the final outcome of this matter, nor provide what it believes will be an accurate timetable for when this matter will be concluded. Nevertheless, based on management's review of the complaint and conferences with outside counsel in Louisiana, Chadmoore believes it more likely than not that no substantial adverse impact on Chadmoore will result from this proceeding. Chadmoore also, through counsel, has requested a conference with counsel for EMCO seeking further clarification of the actual level of damages being sought so that, should it prove warranted, the company may create an additional cash reserve in connection with this matter.



                                S I G N A T U R E

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       CHADMOORE WIRELESS GROUP, INC.
                                       -----------------------------------
                                       a dissolved Colorado corporation - 2002
                                       (Registrant)

December 19, 2002                      By:  /s/ STEPHEN K. RADUSCH
-----------------                      -----------------------------------
Date                                       Name: Stephen K. Radusch
                                           Title: Chief Financial and Accounting
                                                  Officer